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                                  EXHIBIT 23.1
                         [LETTERHEAD OF ARTHUR ANDERSEN
        Wirtschaftsprufungsgesellschaft Steuerberatungsgesellschaft mbH]



     Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement on Form S-8, filed by SAP Aktiengesellschaft Systeme, Anwendungen, Produkte in der Datenverarbeitung (the "Company") with the Securities and Exchange Commission (the "Commission") of our report dated February 21, 2000, contained in the Company's Annual Report on Form 20-F, filed with the Commission on April 27, 2000, relating to the consolidated balance sheets of the Company and its subsidiaries as of December 31, 1999 and 1998 and the related consolidated income statements, consolidated statements of cash flows and consolidated statements of changes in shareholders' equity for each of the three years in the period ended December 31, 1999 as amended by Form 20-F/A, filed with the commission on June 23, 2000.

Eschborn/Frankfurt/M., July 19, 2000



     ARTHUR ANDERSEN
     Wirtschaftsprufungsgesellschaft
     Steuerberatungsgesellschaft mbH

/s/ Weber                         /s/ Klein
-----------------                 ------------------
Prof. Dr. Weber                   Klein
Wirtschaftsprufer                 Wirtschaftsprufer